EXHIBIT 10.22

SECOND AMENDMENT TO SERVICES AGREEMENT

          This SECOND AMENDMENT TO SERVICES AGREEMENT is entered into this 14th day of September, 2004, between NuVim, Inc., a Delaware corporation (“Client”), and Olive Enterprises, Inc., a Pennsylvania corporation (“Olive”), which is furnishing the services of Dick Clark (“Clark”), and amends that certain Agreement with NuVim, Inc. entered into February 20, 2000 (the “Original Services Agreement”), as amended by that certain letter agreement dated November 3, 2003, and the Amendment to Services Agreement dated July 26, 2004 (the “First Amendment”; the Original Services Agreement, as amended by the First Amendment and this Second Amendment, the “Agreement”).

          1.          Definitions.  To the extent used but not defined herein, capitalized terms shall have the meanings ascribed thereto in the Original Services Agreement.

          2.          In consideration of Clark agreeing to provide advertising and promotional services for the period of 2004 through January 30, 2006, Client hereby agrees to issue to Clark the warrant attached hereto as Exhibit A.  In further consideration of Clark agreeing to provide advertising and promotional services through December 31, 2006, Client hereby agrees to issue to Clark, concurrently with the execution of this Second Amendment, 1,650,000 shares of common stock of Client.  Each of Clark and Client acknowledges that Client intends to implement a 55-1 reverse stock split, and that the shares issued pursuant to this Second Amendment shall be subject to such reverse split.

          3.          Any stock issued to Clark pursuant to the warrant issued to Clark hereunder shall be subject to the following:  Stock delivered to Clark for Services to be rendered by Clark through January 30, 2006 will be forfeited to Client if Client decides to cease operations of its business, or upon notification by Clark that he will no longer provide services to Client, or if he violates the behavior or reputation obligations set forth in Section 13 of this Agreement, or if it determined by a court of competent jurisdiction or by an arbitrator as provided herein that Clark has not fully performed all Services required of him by this Agreement.

                    Any stock issued to Clark pursuant to this Second Amendment shall be subject to the following:  Stock delivered to Clark for Services to be rendered by Clark through December 31, 2006 will be forfeited to Client if Client decides to cease operations of its business, or upon notification by Clark that he will no longer provide services to Client, or if he violates the behavior or reputation obligations set forth in Section 13 of this Agreement, or if it determined by a court of competent jurisdiction or by an arbitrator as provided herein that Clark has not fully performed all Services required of him by this Agreement.

                    All stock subject to forfeiture will be marked:  RESTRICTED AND NON-TRANSFERABLE.  SUBJECT TO TERMS OF AGREEMENT DATED SEPTEMBER 14, 2004.  All forfeited shares of common stock shall be returned to Client within fifteen (15) days of forfeiture.  The taxability of the receipt of the shares under this

Agreement is governed by Section 83 of the Internal Revenue Code, and will be reported as income at the time the restrictions lapse and Clark becomes fully vested in the shares.  Notwithstanding anything contained herein to the contrary, in the event of Clark’s death or disability, the shares shall fully vest and shall no longer be subject to forfeiture.

          4.          Except as specifically set forth herein, the terms of the Original Services Agreement, as amended by the First Amendment, shall remain in full force and effect, without modification.

[Signature Page follows]

[Signature Page to Second Amendment to Services Agreement]

NUVIM, INC.

By:	/s/ RICHARD KUNDRAT

Richard Kundrat, CEO

OLIVE ENTERPRISES, INC.

By:	/s/ FRANCES LAMAINA

Frances LaMaina, President

Dick Clark

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